SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2006

CAPITAL TRUST, INC.

(Exact Name of Registrant as specified in its charter)

Maryland	1-14788	94-6181186
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 Park Avenue, 14th Floor, New York, NY 10022

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (212) 655-0220

     N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On June 28, 2006, Capital Trust, Inc. (the “Company”) executed the Ninth Amendment (the “Amendment”) to the Master Repurchase Agreement (the “Original Agreement”), dated as of May 28, 2003, as amended by the First Amendment to Master Repurchase Agreement, dated as of August 28, 2003, as amended by the Second Amendment to Master Repurchase Agreement dated as of June 1, 2004, as amended by the Third Amendment to Master Repurchase Agreement dated as of November 8, 2004, as amended by the Fourth Amendment to Master Repurchase Agreement dated as of February 28, 2005, as amended by the Fifth Amendment to Master Repurchase Agreement dated as of November 22, 2005, as amended by the Sixth Amendment to Master Repurchase Agreement dated as of December 29, 2005, as amended by the Seventh Amendment to Master Repurchase Agreement dated as of March 24, 2006, as amended by the Eighth Amendment to Master Repurchase Agreement dated as of June 2, 2006, (collectively, each amendment, together with the Original Agreement, the “Repurchase Agreement”), by and between Goldman Sachs Mortgage Company and the Company (the “Goldman Facility”). The Amendment amends the Repurchase Agreement by extending the Goldman Facility through June 29, 2009. The Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment.

Item 9.01	Financial Statements and Exhibits.
(c)	Exhibits.

Exhibit No.	Description
10.1	Ninth Amendment to the Master Repurchase Agreement, dated as of June 28, 2006, by and between the Company and Goldman Sachs Mortgage Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL TRUST, INC.

By: /s/ Geoffrey G. Jervis
Name: Geoffrey G. Jervis
Title: Chief Financial Officer

Date: June 29, 2006